UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Listing

Chambers Street Properties (the “Company”) announced today that it is authorized to list its common shares of beneficial interest on the New York Stock Exchange (“NYSE”). Trading is expected to commence on May 21, 2013 under the ticker symbol “CSG.” A copy of the press release announcing the listing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Tender Offer

The Company announced today that it has commenced a tender offer to purchase up to $125,000,000 in value of its common shares of beneficial interest from its shareholders. In accordance with the terms of the tender offer, the Company intends to select the lowest price, not greater than $10.60 per share nor less than $10.10 per share, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, which would allow the Company to purchase up to the full $125,000,000 in value of its common shares of beneficial interest, or a lower amount depending upon the number of shares of its common shares of beneficial interest properly tendered and not withdrawn. The Company intends to fund the tender offer with the funds available under its unsecured revolving credit facility. A copy of the press release announcing the tender offer is included as Exhibit 99.2 to this Current Report on Form 8-K.

Important Notice

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the tender offer, including complete instructions on how to tender shares, are included in the offer to purchase, the letter of transmittal and other related materials, which the Company has filed with the SEC and is distributing to shareholders. Shareholders are urged to carefully read the offer to purchase, the letter of transmittal and other related materials because they contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the tender offer, at (888) 658-3624 (Toll Free). Questions and requests for assistance by retail shareholders may be directed to Georgeson Inc. at (888) 658-3624 (Toll Free). Questions and requests for assistance by institutional shareholders may be directed to Wells Fargo Securities, LLC and Citigroup Global Markets Inc., the Dealer Managers for the tender offer, at: (212) 214-6400 (Wells Fargo), (877) 450-7515 (Wells Fargo toll free) or (877) 531-8365 (Citigroup). In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.chambersstreet.com or by directing a request to Mr. Martin A. Reid, Chambers Street Properties, 47 Hulfish Street, Suite 210, Princeton, NJ 08542 or (609) 683-4900.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated May 21, 2013 regarding the Listing of Common Shares on the NYSE

99.2	Press Release dated May 21, 2013 regarding the Commencement of the Tender Offer for up to $125,000,000 of Common Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

May 21, 2013	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer